Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Team, Inc.:

We consent to the incorporation by reference in the registration statements on Form S-8 (No. 333-184345, No. 333-151151, No. 333-138011, No. 333-74062, No. 333-119346, No. 333-119341, No. 333-209871, No. 333-211495 and No. 333-222128), and Form S-3 (No. 333-214055) of Team, Inc. of our reports dated March 15, 2018, with respect to the consolidated balance sheets of Team, Inc. and subsidiaries as of December 31, 2017 and 2016, and the related consolidated statements of operations, comprehensive income (loss), shareholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2017, the seven months ended December 31, 2015, and the year ended May 31, 2015, and the related notes (collectively, the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of December 31, 2017, which reports appear in the December 31, 2017 annual report on Form 10-K of Team, Inc.

(signed) KPMG LLP

Houston, Texas
March 15, 2018